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                                  SCHEDULE 14A
                                 (RULE 14A-101)

                            SCHEDULE 14A INFORMATION

                    PROXY STATEMENT PURSUANT TO SECTION 14(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

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                                Rule 14a-6(e)(2))
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                           Goldtech Mining Corporation
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

          Goldtech Mining Corporation Shareholders Protective Committee
               (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER
                              THAN THE REGISTRANT)

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[x] No fee required.

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


Goldtech Mining Corporation fails to file Annual Report on Form 10-KSB


Legal Notice: This news release is distributed by the Goldtech Mining Corporation Shareholders Protective Committee (the "Committee"), a dissident shareholder group formed under advice of counsel for the purposes of holding a special shareholders meeting to remove three current directors and elect new directors. This is not a news release by Goldtech Mining Corporation ("Goldtech"), the public company.


SEATTLE, WA--April 28, 2005 --Tolan Furusho ("Furusho"), a Director of Goldtech Mining Corporation, recently contacted the independent auditors of Goldtech, Madsen & Associates CPA's, Inc., to inquire about the progress in preparing an independent auditors' report and audited financial statements necessary to file an annual report on Form 10-KSB with the Securities and Exchange Commission (the "SEC"). Furusho was informed by the auditors that Goldtech had yet to provide them with the necessary information to prepare the independent auditors' reports and financial statements and, in fact, had not yet contacted them in preparation for filing an annual report on Form 10-KSB. Failure to file an annual report on Form 10-KSB could result in Goldtech being no longer eligible to have its shares of common stock quoted on the Over-the-Counter Bulletin Board.

In its Notification of Late Filing on Form 12b-25, filed with the SEC on March 30, 2005, Goldtech stated that "Because of the resignation of certain officers and directors and because of on going litigation involving certain of the company's properties. The company is unable to produce a complete and accurate report on or before the due date." Although, the 15-day extension allowed under Form 12b-25 has elapsed, Goldtech has yet to file its annual report as of the date of this press release. Further, in response to Goldtech's declaration on the Notification of Late Filing on Form 12b-25, the Committee is currently unaware of any litigation regarding any properties of Goldtech Mining Corporation. However, certain directors of Goldtech are currently embroiled in a shareholder derivative lawsuit, filed in the U.S. District Court for the Western District of Washington. The shareholder derivative lawsuit was initiated by certain shareholders who are members of the Committee, on behalf of Goldtech, against certain members of the Board of Directors of Goldtech for claims which include breach of duty of care, breach of duty of loyalty, and conversion, related to issuances of shares of common stock under Form S-8.

A proxy statement is not yet available from us. Each security holder of Goldtech should read the proxy statement when it becomes available because it will contain important information about a proxy solicitation request. Once our definitive proxy statement is prepared, we will simultaneously file the definitive proxy statement with the SEC and mail it to each security holder of Goldtech. Security holders of Goldtech will also be able to obtain the proxy statement and other documents that are filed with the SEC for free on the SEC's web site at www.sec.gov. Security holders of Goldtech may also obtain copies of the proxy statement and other documents that are filed with the SEC for free by contacting Goldtech or us when the documents become available. A description of each of the Committee member's and the Committee nominee's direct and indirect interests in Goldtech may also be found in our preliminary proxy statement which can be obtained for free on the SEC's website or by contacting the Committee.


     CONTACT:
     Goldtech Mining Corporation Shareholders Protective Committee
     Keith Robertson
     509/993-7928